Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreementas of the 13th day of February, 2023.

Shanghai Minhui Enterprise Management Consulting Partnership (Limited Partnership) By: Suzhou Xiangtang Venture Investment Limited, its general partner

By: /s/ Zhenqi Gu
Name: Zhenqi Gu Title: Chairman

Suzhou Xiangtang Venture Investment Limited

By: /s/ Zhenqi Gu
Name: Zhenqi Gu Title: Chairman

Jianpin Gu

/s/ Jianpin Gu

Zhenqi Gu

/s/ Zhenqi Gu